Exhibit 10.1

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into effective as of October 15, 2012, by and between, LMI AEROSPACE, INC., a Missouri corporation (the “Corporation”) and LAWRENCE E. DICKINSON (the “Employee”).

Whereas, the Corporation and the Employee are parties to an employment agreement between the Corporation and the Employee dated as of January 1, 2011 (the “Employment Agreement”), a copy of which is attached and incorporated herein by reference;

Whereas, the Corporation and the Employee have agreed to amend the Employment Agreement;

Whereas, paragraph 11 of the Employment Agreement provides that amendments thereto must be in writing and signed by both parties;

NOW, THEREFORE, the Corporation and the Employee do hereby agree to the following:

1. Section 3(A) of the Employment Agreement is hereby deleted and replaced with the following:

3. Compensation.

(A) During the period from January 1, 2012 to September 30, 2012, the Corporation shall compensate the Employee for the Employee’s services rendered hereunder by paying to the Employee an annual salary (“Base Salary”) of Two Hundred Forty Five Thousand Eight Hundred Eighty Four and 00/100 Dollars ($245,884.00), less any authorized or required payroll deductions. During the period from October 1, 2012 to December 31, 2012, the Employee’s Base Salary shall be Two Hundred Eighty Five Thousand and 00/100 Dollars ($285,000.00), less any authorized or required payroll deductions. During the period form January 1, 2013 through December 31, 2013, the Employee’s Base Salary shall be Two Hundred Ninety Three Thousand Five Hundred Fifty and 00/100 Dollars ($293,550.00). Thereafter, as long as this Agreement remains in effect, the annual Base Salary that the Corporation shall pay to the Employee for his services rendered hereunder shall be Two Hundred Ninety Three Thousand Five Hundred Fifty and 00/100 Dollars ($293,550.00), less any authorized or required payroll deductions. Payment of this salary will be made in accordance with the payroll policies of the Corporation in effect from time to time.

2. All references in the Employment Agreement to the “Agreement” and any other references of similar import shall henceforth mean the Employment Agreement as amended by this Amendment.

3. In the event of a conflict between the provisions of this Amendment and the provisions of the Employment Agreement (without regard to this Amendment), the provisions of this Amendment shall control. All defined terms appearing in this Amendment shall continue to have the same meaning as provided in the Employment Agreement, unless modified by this Amendment.

5. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Employment Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

5. This Amendment shall be binding upon and inure to the benefit of the Corporation and the Employee and their respective heirs, executors, administrators, legal administrators, successors and permitted assigns.

7. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

The parties have executed this Amendment to Employment Agreement as of the date first above-written.

LMI AEROSPACE, INC. (“Corporation”)

By:
Ronald S. Saks, President

Lawrence E. Dickinson (“Employee”)

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